                                                                     EXHIBIT 1.1



                                5,000,000 SHARES


                               BROWN & BROWN, INC.


                     COMMON STOCK, PAR VALUE $0.10 PER SHARE


                             UNDERWRITING AGREEMENT


                                                                   March 6, 2002


J.P. MORGAN SECURITIES INC.
SUNTRUST CAPITAL MARKETS, INC.
     As Representatives of the several Underwriters
c/o J.P. Morgan Securities Inc.
     277 Park Avenue
     New York, New York 10172

Dear Sirs and Mesdames:

         Brown & Brown, Inc., a Florida corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 5,000,000 shares of its common stock, par value $0.10 per share (the "Firm Securities"). The Company also proposes to issue and sell to the Underwriters not more than an additional 750,000 shares of its common stock, par value $0.10 per share (the "Additional Securities"), if and to the extent that the Underwriters shall have determined to exercise the right to purchase such Additional Securities granted to the Underwriters in
Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Securities."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-75158), including a prospectus, relating to its debt securities, warrants and shares of its Common Stock (as hereinafter defined), and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto,
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                                      -2-


as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement, as may be amended or supplemented. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. As used herein, the terms "Registration Statement," "Basic Prospectus," and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriters that:

                  (a) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by you expressly for use therein.

                  (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
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                                      -3-


         The Company has the corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company.

                  (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

                  (f) All of the issued shares of common stock of the Company, par value $0.10 per share (the "Common Stock"), and of each of its subsidiaries, have been duly authorized and are validly issued, fully paid and non-assessable, and all of the issued shares of capital stock of the Company's subsidiaries are owned beneficially by the Company directly or indirectly, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, except as disclosed in the Prospectus or as set forth in Schedule II hereto. Other than wholly owned subsidiaries or as disclosed in the Prospectus or as set forth in Schedule II hereto, the Company does not own, directly or indirectly, any material capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

                  (g) The Securities have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and will be fully paid and non-assessable and will conform to the description thereof in the Prospectus. The issuance of the Securities is not subject to any preemptive or similar rights.

                  (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, including the issuance and sale of the Securities and the use of proceeds as described in the Prospectus, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and rules and regulations of the National Association of Securities

         Dealers, Inc. in connection with the purchase and distribution of the Securities by the Underwriters.

                  (i) Neither the Company nor any of its subsidiaries is, or with the giving of notice or the lapse of time or both would be, in violation of or in default under its certificate of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects, management, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, from those set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in the Registration Statement or the Prospectus and proceedings that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

                  (l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (o) Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Prospectus, there has not been any material change in the capital stock, the long-term debt or the short-term debt of the Company or any of its subsidiaries, other than as set forth in or contemplated by the Prospectus.

                  (p) No person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Securities to be sold by the Company hereunder.

                  (q) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Securities Act or exempt from registration requirements of the Securities Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                  (r) The Company and its subsidiaries have good and marketable title to all real and personal property owned by them, in each case, free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property to the Company or any of its subsidiaries, and any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material to the Company and its subsidiaries, taken as a whole, and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as described in the Prospectus, except as could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to the foregoing which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof or have duly requested extensions thereof, and have paid all taxes shown thereon as due and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which will have) a material adverse effect on the condition, financial or otherwise, or in the earnings, business, prospects, management, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

                  (u) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered their report with respect to the audited financial statements in the Prospectus, are independent public accountants within the meaning of such term for purposes of the Securities Act and the applicable rules and regulations thereunder. Except as set forth or otherwise noted in the Prospectus, the financial statements in the Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders' equity of the Company and its subsidiaries in respect of the periods for which they were prepared.

                  (v) The Company and its subsidiaries possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, the number of shares of the Firm Securities set forth opposite the name of such Underwriter on Schedule I hereto at a purchase price of $29.925 per share (the "Purchase Price").

         The Company agrees to sell to the several Underwriters the Additional Securities, and, on the basis of representations and warranties contained in this Agreement, and subject to its terms and conditions, the Underwriters shall have a one-time right to purchase up to 750,000 Additional Securities at the Purchase Price. Each Underwriter shall have the option to purchase, severally, from the Company, that portion of the aggregate number of Additional Securities as to which such election shall have been exercised (to be adjusted so as to eliminate fractional shares) determined by multiplying such aggregate number of Additional Securities by a fraction, the numerator of which is the number of firm Securities set forth opposite the name of such Underwriter on Schedule I hereto and the denominator of which is the aggregate number of Firm Securities being purchased from the Company pursuant to this Agreement. If the Underwriters elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of the Prospectus Supplement, which notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than five business days after the date of such notice.

         The Company hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending 90 days after the date of the Prospectus Supplement, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, "Company Securities") or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Company Securities, in cash or otherwise. Notwithstanding the foregoing, the Company may without such consent (A) issue and sell the Securities to be sold hereunder, (B) grant stock options under the Company's employee or director compensation plans or issue Common Stock upon the exercise of stock options granted under such plans, (C) issue Common Stock upon the exercise of warrants, convertible securities or other rights to acquire or purchase Common Stock that are outstanding on the date hereof and described in the Prospectus and (D) enter into contracts for the sale or issuance of, and sell or issue, Company Securities in connection with the acquisition by the Company or any of its subsidiaries of a business or of property or assets or in connection with any business combination. The Company will notify J.P. Morgan Securities Inc. within five days of any issuance pursuant to clause (D) of the preceding sentence.

                  3. Terms of the Offering. It is understood that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company by wire transfer in immediately available funds against delivery of such Firm Securities for the accounts of the Underwriters at 10:00 a.m., New York City time, on March 12, 2002, or at such other time on the same or such other date, not later than March 19, 2002, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for any Additional Securities shall be made to the Company by wire transfer in immediately available funds against delivery of such Additional Securities for the accounts of the Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter
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                                      -8-


referred to as the "Option Closing Date."

         Certificates for the Firm Securities and Additional Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Securities to the Representatives duly paid, against payment of the Purchase Price therefor.

                  5. Conditions to the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Securities are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i)      there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement in the rating accorded any of the Company's securities or debt by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, prospects, management, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, from those set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Representatives' judgment, is material and adverse and that makes it, in the Representatives' judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                  (b) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company with specific knowledge about the Company's financial matters, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has in all material respects complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (c) The Representatives shall have received on the Closing Date an opinion of Laurel Grammig, general counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto, and an opinion of Holland & Knight LLP, special counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (d) The Representatives shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to it.

                  (e) The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (f) The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Company Securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (g) The Securities to be delivered on the Closing Date shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (h) You shall have received such other documents and certificates as you or your counsel shall reasonably request.

         The obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities and other matters related to the issuance of the Additional Securities.

                  6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to the Representatives in New York City, without charge, as soon as is reasonably possible after the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Securities, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which
         (i) it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with applicable law, to forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all costs and expenses incident to listing the Securities on the New York Stock Exchange, (v) the cost of printing certificates representing the Securities, (vi) the costs and charges of the transfer agent and registrar and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by the Underwriters and any advertising expenses connected with any offers the Underwriters may make.

                  (f) To make generally available to its security holders and the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of the Prospectus Supplement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder; provided, however, that to the extent such earnings statement is publicly available via EDGAR, such earnings statement shall be deemed to have been made generally available.

                  (g) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

         7.       Indemnity and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to an Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the Company shall not be liable to any Underwriter under the indemnity agreement in this Section 7 with respect to any preliminary Prospectus to the extent that any such loss, claim, damage, liability or expense of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented if the Company shall have furnished such Underwriter with such amendment or supplement thereto on a timely

                                      -12


         basis), in any case where such delivery is required by applicable law and the loss, claim, damage, liability or expense of such Underwriter results from an untrue statement or omission of a material fact contained in any preliminary Prospectus which was corrected in the Prospectus (or in the Prospectus as then amended or supplemented if the Company shall have furnished such Underwriter with such amendment or supplement thereto on a timely basis). The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an indemnified party (as defined below).

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall have failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified person or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by J.P. Morgan Securities Inc. in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party the amounts it is entitled to be reimbursed hereunder in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d)      To the extent the indemnification provided for in
         Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Purchase Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the

                                      -14


         immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Firm Securities set forth opposite their names on
         Schedule I hereto, and not joint.

                  (f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

                  (g) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Termination. This Agreement (or the obligations of the several Underwriters with respect to the Additional Securities) shall be subject to termination by notice given by the Representatives to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Securities, the Option Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representatives' judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the Representatives' judgment, impracticable to market the Securities being delivered at the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

         9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such Defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by a number in excess of one-tenth of such number of Securities without the written consent of such Underwriter. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities to be purchased with respect to which such default occurs is more than one-tenth of the aggregate number of shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Additional Securities, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Additional Securities, the Option Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any material failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm, or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. Notices. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Underwriters, c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attention: Equity Capital Markets, facsimile number (212) 622-6037, and if sent to the Company, Brown & Brown, Inc., 401 East Jackson Street, Suite 1700, Tampa, Florida 33602, Attention: Laurel Grammig, facsimile number (813) 222-4277.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                            Very truly yours,

                                            BROWN & BROWN, INC.


                                            By: /s/ J. Hyatt Brown
                                               --------------------------------
                                               Name: J. Hyatt Brown
                                               Title: Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer


Accepted as of the date hereof

J.P. MORGAN SECURITIES INC.
SUNTRUST CAPITAL MARKETS, INC.
  Acting severally on behalf of themselves and the several Underwriters listed in Schedule I hereto.


By: J.P. MORGAN SECURITIES INC.


By: /s/ Michael Tiedemann
   -----------------------------
   Name: Michael Tiedemann
   Title: Managing Director


                    Signature page to Underwriting Agreement

                                   SCHEDULE I


                                                                                      Number
                                                                                        of
                                                                                 Firm Securities
                            Underwriter                                          To Be Purchased
                            -----------                                          ---------------
J.P. Morgan Securities Inc.....................................                      2,500,000
SunTrust Capital Markets, Inc.                                                       1,300,000
Legg Mason Wood Walker, Incorporated...........................                        350,000
Sandler O'Neill & Partners, L.P................................                        350,000
Dowling & Partners Securities, LLC ............................                        250,000
Ferris, Baker Watts, Incorporated..............................                        100,000
Sterne, Agee & Leach, Inc. ....................................                        100,000
Cochran, Caronia Securities LLC................................                         50,000
                                                                                     ---------

         Total.................................................                      5,000,000
                                                                                     =========

                                   SCHEDULE II

                             Subsidiary                                            Ownership
                             ----------                                            ---------
1.      American Underwriting Management, Inc.                50% owned by the Company; 50% owned by Milhouse
                                                              Investments, Inc.

2.      Peachtree Special Risk Brokers, LLC                   75% owned by the Company; 25% owned by Anthony
                                                              Strianese

3.      Peachtree Special Risk Brokers of New York, LLC       100% owned by Peachtree Special Risk Brokers, LLC -
                                                              see item 2 above

4.      Richard-Flagship Services, Inc.                       50% owned by The Flagship Group, Limited, a
                                                              subsidiary of the Company; 50% owned by F.A.
                                                              Richard & Associates, Inc.